Exhibit 99.1

THE SHIRE PLC PORTFOLIO SHARE PLAN

Directors’ approval: 1 November, 2005 Shareholders’ approval: 28 October, 2005 Expiry date: 28 October, 2015

SLAUGHTER AND MAY
One Bunhill Row
London
EC1Y 8YY
 (RXD/NLD)

PN052280046

The Shire plc Portfolio Share Plan

PLAN SUMMARY

The Shire plc Portfolio Share Plan has been set up to encourage the holding of shares in the Company by or for the benefit of bona fide employees and former employees of the Company and its subsidiaries. The Plan is an employees’ share scheme within the meaning of section 743 of the Companies Act 1985.

The Plan is intended to align the interests of selected employees of the Company with long term shareholder value creation. Participation in the Plan is discretionary. Under the Plan, eligible employees may be granted awards in respect of shares in the Company. Awards granted to executive directors will be subject to a performance target which must, in normal circumstances, be met before the award vests. Performance targets will normally be measured over a period of not less than three years. Special rules apply in the event of the participant’s employment terminating early or on a change of control of the Company.

The Plan is split into two separate parts, which can be operated separately.

Under Part A of the Plan, SAR Awards can be granted. A SAR Award is the right to receive shares in the Company linked to the increase in value of a specified number of shares over a period between three and five years from the date of grant and, in the case of executive directors, subject to the satisfaction of performance targets. SAR Awards will normally vest three years after the date of grant, subject to the satisfaction of performance targets in the case of executive directors, and can be exercised up until the fifth anniversary of the date of grant.

Under Part B of the Plan, PSP Awards can be granted. A PSP Award is the right to receive a specified number of shares three years from the date of grant. In the case of executive directors, performance targets must be satisfied before a PSP Award vests. Upon vesting of the PSP Award, shares will be released to the participant automatically without any action on the part of the participant.

It is the Company’s intention for awards granted under the Plan to be comprised of either or both a SAR Award and a PSP Award.

This summary of the Plan does not form part of the rules of the Plan which apply in the event of any inconsistency.

PART A – STOCK-SETTLED STOCK APPRECIATION RIGHTS AWARDS

1.	INTERPRETATION AND CONSTRUCTION

1.1	Definitions

In this Part A of the Plan, the following definitions apply:

(A)	“ADS” means an American Depositary Share representing Shares.

(B)	“Associated Company” means, in relation to the Company (i) any Company which has Control of the Company; and (ii) any company which is under the Control of the Company or any company referred to in (i)

(C)	The “Auditors” are the auditors for the time being of the Company or in the event of there being joint auditors, such one of them as the Board shall select.

(D)	The “Board” means the board of directors of the Company.

(E)	“Cause” means any reason which justifies a Participant's summary dismissal.

(F)	The “Committee” means the Remuneration Committee of the Board or such other committee or committees of the Board as may be appointed from time to time.

(G)	The “Company” is Shire plc registered in England and Wales under No. 5492592.

(H)	“Conditions” has the meaning given in Rule 3.2(A) of Part A.

(I)	“Control” has the meaning given to it by section 840 of the Income and Corporation Taxes Act 1988.

(J)	The “Date of Grant” of a SAR Award is the date on which it is granted.

(K)	A “Dealing Day” is a day on which the London Stock Exchange is open for the transaction of business.

(L)	“Eligible Employee” is any employee or salaried director of a member of the Group.

(M)	“Exercise Period” means the period which starts on the Vesting Date and ends on the 5 th anniversary of the Date of Grant, unless the Committee sets a different period at the Date of Grant. The different period may not begin earlier than the Vesting Date nor end later than the 10 th anniversary of the Date of Grant.

(N)	“Exercise Price” means the price per Share or ADS subject to the SAR Award, as set by the Committee at the Date of Grant but not less than the market value of a Share or ADS, as the case may be, at the Date of Grant.

(O)	A “Financial Year” means a financial year of the Company as that expression is defined in section 742 of the Companies Act 1985.

(P)	“Grantor” means the Company where a SAR Award is, or is to be, granted by the Company and the Trustee where a SAR Award is, or is to be, granted by the Trustee.

(Q)	“Grant Period” means any of the following:

(i)	the period of 42 days commencing on the day on which the Plan is adopted by the Company;

(ii)	the period of 42 days commencing on the day after that on which the Company makes an announcement of its results for the last preceding Financial Year, half-year or other period;

(iii)	when, or shortly after, an Eligible Employee first becomes employed by a member of the Group;

(iv)	when, or shortly after, an Eligible Employee is promoted to a position which qualifies him to receive a SAR Award or an increased level of SAR Award;

(v)	any other time where, in the discretion of the Committee, exceptional circumstances exist which justify the grant of SAR Awards.

(R)	The “Group” means the Company and its Subsidiaries and “member of the Group” is to be construed accordingly.

(S)	The “London Stock Exchange” means the London Stock Exchange plc or any recognised investment exchange for the purposes of the Financial Services and Markets Act 2000 which may take over the function of the London Stock Exchange plc.

(T)	The “Market Value” of a Share on any date is the closing mid-market price at which transactions in shares take place on the London Stock Exchange on that date and the Market Value of an ADS on any date is the closing mid-market price at which transactions in ADSs take place on the NASDAQ on that date.

(U)	“Part A” means Part A of the Plan under which SAR Awards can be granted.

(V)	A “Participant” is the holder of a SAR Award or, where the context admits or requires, his personal representatives.

(W)	The “Performance Period” in respect of a SAR Award is a period set by the Committee at or prior to grant of a SAR Award.

(X)	“Performance Target” means the measure of the financial or other performance of the Company applied in relation to any SAR Award in accordance with Rule 3.2(A) of Part A.

(Y)	“Permitted Reason” in relation to a Participant:

(i)	his Retirement;

(ii)	his ill-health, injury or disability;

(iii)	his redundancy, within the meaning of the Employment Right Act 1996 or his job elimination due to restructuring or a significant diminution of duties;

(iv)	the company by which the Participant is employed ceasing to be a member of the Group; or

(v)	the business, or part of the business, in which the Participant works being transferred or sold to a person which is not a member of the Group.

(Z)	The “Plan” means Parts A and B of this plan (and including the Schedules to the Rules) as from time to time amended.

(AA)	“Retirement” means

(i)	retirement on or after the Participant’s normal retirement date as specified in his contract of employment (or if there is no such date, his 65th birthday); or

(ii)	his retirement before that date with the consent of the Company.

(BB)	The “Rules” means the rules of this Plan.

(CC)	“SAR Award” is a right to acquire Shares or ADSs granted in accordance with Part A of the Rules.

(DD)	“Service Factor” means the fraction of which:

(i)	the numerator is the number of complete weeks in the relevant period (defined below) during which the Participant was employed (or would have been employed had he remained in employment throughout his notice period) within the Group (in any case where Rule 7 of Part A applies) or prior to the relevant date (in any case where Rule 9 of Part A applies); and

(ii)	the denominator is the total number of complete weeks in the relevant period;

and for these purposes, the relevant period is, as the Committee may decide, either the Performance Period or the period which starts with the Date of Grant and ends with the end of the Performance Period, but ignoring any provision in the Rules which deems the Performance Period to have ended earlier than it would otherwise have done but for those Rules. Where there is no Performance Period, the relevant period shall be the period which starts with the Date of Grant and ends with the Vesting Date.

(EE)	“Shares” means fully-paid ordinary shares in the capital of the Company.

(FF)	“Subsidiary” has the meaning given to it by section 736 of the Companies Act 1985.

(GG)	The “Trust” means any trust for the benefit of, inter alia, employees of the Group from time to time designated by the Committee.

(HH)	The “Trustee” means the trustee or trustees for the time being of the Trust or, if there is more than one, the trustee or trustees of the Trust nominated by the Committee.

(II)	“UK Listing Authority” means the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part 6 of the Financial Services and Markets Act 2000 or such other person as is from time to time appointed to be the competent authority for the purposes of that Act.

(JJ)	“Unvested SAR Award” means any SAR Award or (as the case may be) that part of a SAR Award which is not a Vested SAR Award.

(KK)	“Vesting Date” means in relation to any SAR Award, the date on which such SAR Award vests in accordance with Rule 5.2 or otherwise in accordance with Part A of the Rules.

(LL)	“Vested SAR Award” means, subject to the Rules, a SAR Award, or (as the case may be) that part of a SAR Award which has vested in accordance with Rule 5.2 or otherwise in accordance with Part A of the Rules.

1.2	Meaning of ceasing to be employed within the Group

	(A)	For the purposes of Part A of the Rules, but subject to (B), a Participant is to be treated as ceasing to be employed within the Group when he is no longer employed by any company which is a member of the Group. For the avoidance of doubt, a Participant will cease to be employed by a member of the Group if the company by which he is employed ceases to be a member of the Group.

	(B)	If a Participant is away from work:

(i)	in circumstances where he has a contractual or statutory right to return to work at the end of the period of leave; or

(ii)	because of a period of leave approved by the Committee for this purpose,

that Participant will be treated for the purposes of Part A of the Rules as continuing to be employed within the Group (whether or not he is) unless and until the Committee is satisfied that there is no longer any reasonable expectation that the Participant will return to work.

1.3	Construction

(A)	Where the context so admits, any reference in Part A of the Plan to the singular includes the plural and vice versa.

(B)	Where the context so admits, any reference in Part A of the Plan to the masculine includes the feminine.

(C)	Any reference in Part A of the Plan to an enactment includes the enactment as for the time being amended or re-enacted.

(D)	The headings to the Rules are for reference purposes only and shall not affect the meaning or construction of the Rules.

1.4	Governing law

Part A of the Plan and any SAR Award granted under it is governed by, and is to be construed in accordance with, English law.

1.5	Administration

Unless the Rules say otherwise, the Committee will administer Part A of the Plan.

1.6	Disputes

The Committee’s decision on the construction of Part A of the Rules and on any disputes arising under Part A of the Plan is final and binding on all persons.

2.	ELIGIBILITY

2.1	The persons who are eligible to receive SAR Awards are such Eligible Employees as are selected by the Committee, in its discretion, to participate in the Plan.

3.	GRANT OF SAR AWARDS

3.1	Operation of Part A of the Plan

(A)	The Committee shall decide whether or not to operate Part A of the Plan on any occasion and whether SAR Awards should be made by the Company or by the Trustee.

(B)	A SAR Award must be granted during the Grant Period.

(C)	The Committee must ensure that the limits in Rule 4 and Rule 14 are not exceeded.

(D)	The Committee shall ensure that Part A of the Plan is not operated at any time, or in any circumstances, when to do so would contravene the provisions of the Criminal Justice Act 1993, the Company’s share dealing code, the Listing Rules of the UK Listing Authority or any other applicable laws or regulations.

(E)	No SAR Award shall be granted more than ten years after the date that Part A of the Plan is adopted by the Company.

(F)	SAR Awards granted under Part A of the Plan will not be pensionable.

3.2	Grant of SAR Awards

(A)	The Committee shall have absolute discretion to determine whether conditions shall apply before a SAR Award may vest. Where the Committee determines that conditions shall apply, those conditions shall include:

(i)	a measure or measures of the financial or other performance of the Group (the “Performance Target”); and

(ii)	such additional conditions (if any) as the Committee may determine,

together the “Conditions”).

Details of the Conditions as initially adopted are set out in the schedule to Part A of these Rules and the Conditions set out in this schedule shall apply where the Committee does not specify any alternative Conditions.

(B)	If SAR Awards are to be granted by the Company and the Committee determines that Conditions should apply to such SAR Award, the Company will grant a SAR Award to each relevant Eligible Employee on such Conditions.

(C)	If SAR Awards are to be granted by the Trustee, the Committee must notify the Trustee of:

(i)	the Eligible Employees whom it recommends be granted SAR Awards; and

(ii)	the Conditions which the Committee recommends should be attached to SAR Awards and the applicable Performance Period (where applicable),

and, if the Trustee agrees to Part A of the Plan being operated in relation to that period and those individuals, the Trustee will grant a SAR Award to each such Eligible Employee on such terms.

	(D)	Each Eligible Employee who receives a SAR Award will be given written notice of the SAR Award and of any Conditions applying to that Award.

3.3	Shares or ADSs comprised in a SAR Award

Participants shall be notified as to whether the SAR Awards they receive are to be in respect of Shares or ADSs. Participants resident in the US will be granted SAR Awards in respect of ADSs whereas other Participants will be granted SAR Awards in respect of Shares.

3.4	Adjustment of Performance Targets

(A)	In the circumstances mentioned in Rule 3.4(E), the Committee may change or waive the Performance Target and/or the additional Conditions (if any) imposed under Rule 3.2(A).

(B)	The power to change includes both the power to adjust and also the power to impose a replacement Performance Target and/or replacement additional Conditions and to amend the companies in any comparator group.

(C)	The Committee's power is, however, restricted in that the change must not have the effect of making the Performance Target or the additional Conditions either materially easier or materially more difficult to achieve, in the opinion of the Committee, than it was or they were immediately before the circumstance in question.

(D)	Where the Committee exercises its power to waive the Performance Target or the additional Conditions, the Committee is not required to impose a replacement Performance Target and/or replacement additional Conditions.

(E)	The circumstances are:

(i)	any variation of the Company’s capital,

(ii)	such circumstances as were specified when the SAR Award was granted, and

(iii)	any event or events as a result of which the Committee considers it fair and reasonable to change or waive the Performance Target and/or the additional Conditions or to amend the companies in any comparator group.

(F)	In any case where the Grantor is the Trustee, the Committee must tell the Trustee before setting or changing or waiving the Performance Target or other Conditions.

3.5	Deed of grant for SAR Awards

There shall be no consideration for the grant of a SAR Award. On the Date of Grant, the Grantor must execute a deed of grant in favour of each recipient of a SAR Award. The deed of grant may be in favour of more than one recipient. If so, it will be retained by the Grantor but the Grantor must make it (or the relevant part of it) available for inspection by each recipient. As soon as practicable after the Date of Grant, the Company must procure that each recipient is given written details of his SAR Award. The deed of grant and the written details given to each recipient must state the full terms of the Performance Target (if any) and any other Conditions applicable to the SAR Award.

4.	INDIVIDUAL LIMIT

(A)	Except in circumstances determined by the Committee to be exceptional, each SAR Award must be limited and must therefore take effect, so that the total Market Value of the Shares, or ADS as the case may be, under a SAR Award, in respect of each Participant does not exceed six times the individual’s pay (see (B)) annually.

(B)	The pay of a Participant on any date is the annual rate of his basic pay (excluding bonuses, commissions and benefits in kind) from all members of the Group on that date.

5.	VESTING OF SAR AWARDS

5.1	General

The number of Shares or ADSs in respect of which a SAR Award vests is to be determined by the Committee (with the consent of the Trustee, if the Trustee is the Grantor) in accordance with the following provisions of this Rule 5.

5.2	Vesting of SAR Awards

(A)	Subject to Rule 5.2(B) SAR Awards will vest on the:

(i)	third anniversary of the Date of Grant in the case of Participants who hold SAR Awards which are not subject to a Performance Target and/or Conditions; and

(ii)	third anniversary of the Date of Grant if the Committee determines that the Performance Target and any other Conditions imposed under Rule 3.2(A) have been satisfied and that, in the opinion of the Committee, the underlying performance of the Company is sufficient to justify the vesting of a SAR Award in the case of Participants who hold SAR Awards which are subject to a Performance Target and/or Conditions, unless they have previously lapsed in accordance with the Rules of Part A of the Plan. In the case of SAR Awards which are subject to a Performance Target and/or Conditions, if the Performance Target or any other Conditions are not met or if the Committee determines that the underlying performance of the Company is not sufficient to justify vesting, the SAR Awards will lapse.

(B)	If the Participant’s SAR Award does not vest, or does not vest in full, then the SAR Award or, as the case may be, the unvested portion of it, shall lapse.

5.3	Notification to Participant

The Committee shall notify Participants as soon as reasonably practicable following vesting of the percentage (if any) of a SAR Award which has vested.

6.	EXERCISE OF SAR AWARDS AND RELEASE OF SHARES

6.1	Exercise of SAR Awards

(A)	The Participant may exercise his Vested SAR Award during the Exercise Period or at such other times as the Rules permit. Where a SAR Award is exercisable, it may be exercised in whole or in part from time to time.

(B)	To exercise a SAR Award, a Participant must give notice to the Company or such other person as the Committee may direct. As soon as reasonably practicable after receipt of the notice, the Company must tell the Trustee if the Trustee is the Grantor. The notice of exercise must be in such form, and be accompanied by such other documents, as the Committee may decide.

(C)	Unless the Company and the Participant agree a later date, the date of exercise of a Vested SAR Award will be the earlier of:

(i)	the [second] Dealing Day after the date on which the notice of exercise, complete in all material respects, is received by the Company (or by such other person as the Committee may have directed); and

(ii)	the date on which the Committee approves the exercise of the SAR Award, the notice of exercise, complete in all respects, having been received by the Company (or by such other person as the Committee may have directed).

6.2	Share Dealing Code

(A)	At any time when the buying or selling of securities by a director or employee of the Company would breach the Company’s code of practice on dealings in shares and other securities, a Participant may not exercise a Vested SAR Award.

(B)	The restriction in (A) applies even if the Participant is not at that time forbidden by the code from buying or selling securities. The restriction does not, however, apply if permission is given:

(i)	in the case of a Participant who is bound by that code in accordance with the procedures laid down in the code; or

(ii)	in the case of any other Participant, by such person as the Committee may nominate for this purpose.

6.3	Issue or Transfer of Shares on exercise of a Vested SAR Award

(A)	Subject to (B) below, within 30 days of the date of exercise of a Vested SAR Award the Company shall:

(i) issue, re-issue from treasury, or procure the transfer of; or

(ii) (where the SAR Award was granted by the Trustee), the Trustee will transfer,

to the Participant (or at the Participant’s direction) a number (N) of Shares (or ADSs) calculated according to the following formula:

N = (MV – EP) X C MV

where MV is the Market Value of a Share (or as the case may be, an ADS) on such date as the Committee may select falling within a period of 30 days starting with the date on which the Vested SAR Award is exercised;

EP is the Exercise Price; and

C is the number of Vested Shares (or ADSs) in respect of which the SAR Award is exercised.

(B)	The obligation under (A) is subject to:

(i)	any necessary consents or approvals as may be required by any competent authority having first been obtained and, in the case of ADSs, to the provisions of the deposit arrangement between the Company and the depositary bank for the Company’s ADS programme;

(ii)	if the Trustee is unable to transfer Shares or ADSs to the Participants whether due to it holding insufficient Shares or ADSs or other assets to enable it to meet such SAR Award or otherwise; or any such transfer would be unlawful in any relevant jurisdiction; or in making such a transfer the Trustee would be in breach of its duties under the Trust, the obligations of the Trustee under the Plan and the SAR Award shall lapse.

(C)	If the obligations of the Trustee lapse under (B), the Company shall procure that any Shares or ADSs not so transferred by the Trustee to which the Participant is entitled under the Rules (ignoring Rule 6.3(B)) are issued by the Company or are transferred to the relevant Participant, either by the Trustee or by some other person, as soon as reasonably practicable.

(D)	Where a Participant is liable to tax, duties or other amounts on the exercise of a Vested SAR Award and the Participant’s employer or former employer is liable to make a payment to the appropriate authorities on account of that liability:

(i)	on the exercise of a Vested SAR Award the Company or the Trustee will sell on behalf of the Participant sufficient Shares or ADSs issued or transferred to the Participant so that the net proceeds of sale equal the minimum payment which the employer or former employer is required to pay to the appropriate authorities on behalf of the Participant. Where such Shares or ADSs are sold by the Trustee, the Trustee will account to the employer or former employer for the net proceeds of sale. The Company will procure that an amount equal to those net proceeds is remitted to the appropriate authorities on behalf of the Participant;

(ii)	where it is not possible for the Company or the Trustee to act in the way described in (i) above, or where the Participant so elects, the Participant must make alternative arrangements for the payment of the amount due to the appropriate authorities on the exercise of a Vested SAR Award to the satisfaction of the Participant’s employer or former employer.

7.	RESTRICTIONS UPON VESTING

7.1	General

This Rule 7 overrides the other Rules in this Part A.

7.2	Lapsing of SAR Awards

If a SAR Award lapses under any Rule, it will lapse for all purposes and will not vest.

7.3	Cessation of employment - general

(A)	Unless any of the following provisions apply, if a Participant’s employment within the Group ends for any reason whatsoever, his SAR Award will lapse on the date on which his employment ends unless the Committee determines otherwise, in its absolute discretion.

(B)	If all of the following conditions are satisfied:

(i)	a Participant ceases to be employed within the Group;

(ii)	but for this Rule, his SAR Award would lapse (in whole or in part) on his employment ending; and

(iii)	under the laws of the country in which the Participant works or lives or to which he is subject, such lapsing is unlawful or may render the Participant’s employer liable to some disadvantage,

the Committee may take such action as it considers appropriate (to the minimum extent necessary to comply with those laws or to ensure that the employer is not liable to that disadvantage) including (without limitation) deciding that the SAR Award will become a Vested SAR Award.

7.4	Cessation of employment - Vested SAR Awards

(A)	This Rule applies if a Participant's employment within the Group ends at a time when he holds a Vested SAR Award and his employment ends for a reason other than Cause or death.

(B)	In these circumstances, the Participant may exercise his Vested SAR Award in accordance with Rule 6.1 during the period of 12 months starting with the date of cessation of employment or such shorter period as the Committee may decide.

7.5	Cessation of employment – Unvested SAR Awards

(A)	This Rule applies if a Participant’s employment within the Group ends at a time when he holds an Unvested SAR Award and his employment ends:

(i)	for a Permitted Reason; or

(ii)	for any reason other than a Permitted Reason or death and the Committee, in its absolute discretion, decides that this Rule will apply in relation to that SAR Award.

(B)	Subject to (C) and (D), the Participant’s SAR Award shall become a Vested SAR Award (if at all) in respect of the number of Shares or ADSs determined in accordance with Rule 5.1 by applying that Rule, as the Committee may decide, either:

(i)	in the case of SAR Awards with a Performance Target and/or Conditions by deeming the Performance Period to have ended on the date on which the Participant’s employment ends or on some other date before the end of the Performance Period; or

(ii)	in respect of SAR Awards where there is no Performance Target or other Conditions, at the date on which the Participant’s employment ends.

If, and to the extent that a SAR Award does not become a Vested SAR Award, it will lapse.

(C)	Where a Participant's employment within the Group ends by reason of his Retirement at his scheduled retirement age and this occurs within six months of the Date of Grant, his SAR Award will not become a Vested SAR Award and will lapse.

(D)	The number of Shares or ADSs in respect of which the SAR Award may become a Vested SAR Award will be reduced by the Service Factor, unless the Committee, in its absolute discretion, determines otherwise.

(E)	Where a SAR Award becomes a Vested SAR Award, a Participant may exercise his Vested SAR Award in accordance with Rule 6.1 during the period of 12 months starting on the date of cessation of employment. To the extent that a Vested SAR Award is not exercised during this period, it will lapse.

7.6	Death of a Participant

(A)	If a Participant dies holding an Unvested SAR Award, the SAR Award will become a Vested SAR Award on the date of death and the number of Shares or ADSs in respect of which the SAR Award may become a Vested SAR Award will be reduced by the Service Factor, unless the Committee, in its absolute discretion, determines otherwise.

(B)	In respect of SAR Awards with a Performance Target and/or Conditions, they will cease to apply upon the death of a Participant.

(C)	Where a SAR Award becomes a Vested SAR Award, the personal representative may exercise the Vested SAR Award in accordance with Rule 6.1 during the period of 12 months starting on the date of death. To the extent that a Vested SAR Award is not exercised during this period, it will lapse.

(D)	If, and to the extent, that a SAR Award does not become a Vested SAR Award, it will lapse.

(E)	If a Participant dies holding a Vested SAR Award, the personal representative may exercise the Vested SAR Award in accordance with Rule 6.1 during the period of 12 months starting on the date of death. To the extent that a Vested SAR Award is not exercised during this period, it will lapse.

8.	LAPSE OF SAR AWARDS

SAR Awards shall lapse upon the occurrence of the earliest of the following events:

(i)	the fifth anniversary of the Date of Grant;

(ii)	in accordance with Rule 5;

(iii)	the expiry of any of the periods specified in Rule 7;

(iv)	in accordance with Rule 9.

9.	CHANGE IN CONTROL AND LIQUIDATION

9.1	General Offer

Subject to Rule 9.2, if any person obtains Control of the Company as a result of making either:

(i)	a general offer to acquire the whole of the issued ordinary share capital of the Company (which is made on a condition that if it is satisfied the person making the offer will have Control of the Company); or

(ii)	a general offer to acquire all the shares in the Company which are of the same class as the Shares,

then subject to Rules 9.6 and 9.7, all SAR Awards will vest in accordance with Rule 9.5.

For the purposes of this Rule 9.1, a person shall be deemed to have obtained Control of the Company if he and others acting in concert with him have together obtained Control of it.

9.2	Section 429 Companies Act 1985

If any person becomes bound or entitled to acquire Shares in the Company under sections 428 to 430F Companies Act 1985 then, subject to Rules 9.6 and 9.7, all SAR Awards will vest in accordance with Rule 9.5.

9.3	Section 425 Companies Act 1985

If under section 425 of the Companies Act 1985 the court sanctions a compromise or arrangement between the Company and its members then, subject to Rules 9.6 and 9.7, all SAR Awards will vest in accordance with Rule 9.5.

9.4	Winding-up

All SAR Awards will lapse when an effective resolution is passed or an order is made for the winding-up of the Company, unless the Committee determines otherwise.

9.5	Vesting of SAR Awards

(A)	In the circumstances referred to in Rules 9.1 to 9.3, if the Participant has an Unvested SAR Award, then it will become a Vested SAR Award (if at all) and subject to Rule 9.5(B) as follows:

(i)	where one year or less has elapsed since the Date of Grant, in respect of one- third of the number of Shares or ADSs subject to the SAR Award; or

(ii)	where between one and two years have elapsed since the Date of Grant, in respect of two-thirds of the number of Shares or ADSs subject to the SAR Award; or

(iii)	where between two and three years have elapsed since the Date of Grant, in respect of the full number of Shares or ADSs subject to the SAR Award.

(B)	In respect of SAR Awards with a Performance Target and/or Conditions, unless the Committee in its absolute discretion determines otherwise, the SAR Award will onlybecome a Vested SAR Award to the extent that the Committee determines that the Performance Target and any other Conditions imposed under Rule 3.2(A) of Part A have been satisfied by deeming the Performance Period to have ended on the date of the event referred to in Rules 9.1 to 9.3.

(C)	To the extent that a SAR Award does not become a Vested SAR Award in accordance with this Rule 9.5, subject to Rule 9.6, it shall lapse.

(D)	Where a SAR Award becomes a Vested SAR Award or where a Participant already holds a Vested SAR Award, a Participant may exercise the Vested SAR Award in accordance with Rule 6.1 during the appropriate period (see (E)). To the extent that a Vested SAR Award is not exercised during the appropriate period, it will lapse.

(E)	The appropriate period is:

(i)	in a case falling within Rule 9.1, twelve months beginning with the time when the acquiring company obtains Control of the Company and any condition subject to which the offer is made is satisfied or waived;

(ii)	in a case falling within Rule 9.2, the period during which the acquiring company remains so bound or entitled; and

(iii)	in a case falling within Rule 9.3, twelve months beginning with the date on which the compromise or arrangement is sanctioned by the court.

9.6	Exchange of SAR Awards

(A)	In the circumstances referred to in Rules 9.1 to 9.3, if a company obtains Control of the Company a Participant may, within the Relevant Period, release his SAR Award (the old award) in consideration of the grant to him of an award over shares in the acquiring company or a member of the acquiring company’s group (the new award), but only to the extent that any Performance Target and/or Conditions have been satisfied.

(B)	In this Rule 9.6 “Relevant Period” means:

	(i)	in a case falling within Rule 9.1, six months beginning with the time when the acquiring company obtains Control of the Company and any condition subject to which the offer is made is satisfied or waived;

	(ii)	in a case falling within Rule 9.2, the period during which the acquiring company remains so bound or entitled; and

	(iii)	in a case falling within Rule 9.3, six months beginning with the time when the court sanctions the compromise or arrangement.

(C)	If a Participant is granted a new award under Rule 9.6:

(i)	the new award will vest in the same way as the old award and will vest on the first date on which the old award could have become a Vested SAR Award;

(ii)	the Rules will apply to the new award as if references to Shares were references to the shares in respect of which the new award is granted;

(iii)	the Rules will apply to the new award as if references to the Company (including any such references as occur in expressions which are defined in Rule 1.1 and are used in those Rules) were references to the company in respect of whose shares the new award is granted;

(iv)	the Rules will otherwise apply with such adjustments as the Committee may decide; and

(v)	as the old award will be exchanged for a new award only to the extent that any Performance Target and/or Conditions have been satisfied, no Performance Target and/or Conditions shall apply to the new award, unless the Committee determines otherwise.

(D)	If a Participant’s old award is an Unvested SAR Award, the Committee may determine that the Participant will be deemed to have agreed to the release of his old award in return for the grant of a new award under Rule 9.6.

(E)	Where this Rule 9.6 applies and a Participant agrees to exchange his SAR Award for an award over shares in the acquiring company (or a member of the acquiring company’s group), his SAR Award shall not vest.

9.7	Overriding Provision

If:

(i)	there occurs an arrangement as a result of which the Company will be under the Control of another company; and

(ii)	the persons who will own shares in the acquiring company immediately after the arrangement will be substantially the same as the persons who own shares in the Company immediately before the arrangement; and

(iii)	participants are to be offered replacement awards which satisfy the requirements for a new award set out in Rule 9.6,

then, notwithstanding the previous provisions of this Rule 9, Unvested SAR Awards shall not become Vested SAR Awards as provided for in this Rule 9. To the extent that Participants do not agree to exchange their old awards or new awards, they will lapse unless the Committee determines otherwise, in its absolute discretion.

10.	NON-TRANSFERABILITY OF SAR AWARDS

(A)	A SAR Award is personal to the Participant and the Participant’s personal representatives.

(B)	If a Participant transfers, assigns, charges, encumbers or otherwise alienates a SAR Award or creates in favour of any third party any interest therein or, in any case, attempts so to do, or a bankruptcy order is made in respect of the Participant (or any similar event occurs under the laws of any other country), the SAR Award shall lapse.

11.	LOSS OF OFFICE

(A)	The participation in Part A of the Plan by a Participant is a matter entirely separate from, and shall not affect, the Participant’s pension rights and terms of employment.

(B)	In particular (but without limitation), if a Participant for any reason whatsoever ceases to be employed by a member of the Group (whether or not such cessation involves breach, or alleged breach, of contract by the Company) or to be entitled to receive a SAR Award or Vested SAR Award, the Participant is not entitled to any rights or benefits under the Plan save as specifically provided elsewhere in these Rules and is not entitled to any compensation by reference to the rights granted to, or the benefits capable of being received by, the Participant under Part A of this Plan or for any loss or diminution in value in such rights or benefits.

12.	VARIATION OF CAPITAL

12.1	General

This Rule 12 applies if there is a variation in the share capital of the Company or in such other circumstances as the Committee considers appropriate.

12.2	Adjustment of SAR Awards

(A)	Subject to the rest of this Rule 12, the Committee shall adjust each SAR Award in such manner as it decides to be appropriate, with the consent of the Trustee where the Grantor is the Trustee. The Committee’s decision will be final.

(B)	For the avoidance of doubt, the Committee may make such adjustments to a SAR Award which has vested but has not yet been exercised or where a SAR Award has been exercised but in respect of which Shares or ADSs have not yet been issued or transferred.

(C)	The Committee’s decision shall be final and binding on each Participant.

12.3	Notification of adjustment

The Grantor must notify each Participant of any adjustment to a SAR Award as soon as practicable after the decision.

13.	GENERAL

13.1	Administration

(A)	Save as otherwise provided in the Rules of Part A, the Committee shall administer Part A of the Plan.

(B)	The Committee may from time to time make and amend such regulations for the implementation and administration of Part A of the Plan as it thinks fit.

13.2	Costs and expenses

The costs of the preparation and operation of Part A of the Plan shall be borne by the Company and the Subsidiaries in such proportions as the Committee from time to time determines.

13.3	Power of amendment

(A)	The Committee may at any time and from time to time amend Part A of the Plan in any respect provided that:

(i)	subject to Rule 13.3(B), no amendment may be made to the advantage of Eligible Employees or Participants to any provision of the Rules without the prior approval of the Company in general meeting, and

(ii)	no amendment shall be made which would affect adversely any of the subsisting rights of a Participant except either with the Participant’s consent in writing or the consent of the majority of the Participants affected by the amendment or addition.

(B)	Notwithstanding the limitation contained in Rule 13.3(A), the Committee may without the prior approval of the Company in general meeting:

(i)	amend Part A of the Plan in order to take account of any amendments to any applicable legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or any member of the Group; or

(ii)	make minor amendments to Part A of the Plan to benefit its administration.

(C)	The Committee must give written notice to all Participants of any amendment made in accordance with this Rule 13.3 which affects their rights in any material respect.

13.4	Sub plans

In exercising its powers of amendment, the Committee may create sub plans or schedules to Part A of the Plan, as necessary, so as to be able to operate Part A of the Plan in jurisdictions other than the United Kingdom.

13.5	Termination

The Committee may at any time suspend or terminate the operation of Part A of the Plan and in such event no further SAR Awards will be made for the time being or, as the case may be, permanently but in all other respects the provisions of Part A of the Plan shall remain in force.

14.	PLAN LIMITS

14.1	General

The Committee must make sure that the nominal amount of Shares in respect of which SAR Awards are granted on any date does not exceed either of the limits set out in Rule 14.3 or 14.4. The full number of Shares in respect of which SAR Awards are granted will count towards the limits set out in Rule 14.3 and 14.4 but where Vested SAR Awards are exercised, only those Shares which are issued in accordance with Rule 6.3 shall count towards these limits.

14.2	Meaning of terms used in Rule 14

In this Rule 14:

(i)	allocate means the issue of new Shares or the transfer of treasury shares in satisfaction of a person’s rights under an award;

(ii)	an award means any option or other right to acquire or receive Shares whether conditional or unconditional and whether or not for payment;

(iii)	a discretionary scheme is a scheme in which those taking part are senior employees and directors chosen at the discretion of the body administering the scheme;

(iv)	an employee share scheme means any scheme for employees of the Group which has been approved by the Company in general meeting;

(v)	equity share capital has the same meaning as in section 744 of the Companies Act 1985 but, for the avoidance of doubt, will include any treasury shares;

(vi)	no account will be taken of Shares acquired by an employee or former employee (or the personal representatives of such a person) where the Shares are acquired for a price equal to their market value at or about the date of acquisition and the cost of those Shares is borne by the employee or former employee (or his estate);

(vii)	subject to (viii), no account will be taken of an award if, and to the extent that, the Committee considers that it will be satisfied by the transfer of existing Shares other than treasury shares; and

(viii)	any Shares allocated to the trustee of any trust which were used to satisfy awards granted under an employee share scheme must be treated as having been allocated in respect of those awards unless the Shares were acquired by the trustee pursuant to a rights issue or other opportunity offered to the trustee in respect of Shares other than Shares previously allocated to it.

14.3	10% in 10 years for all schemes

The limit for this Rule is A minus B where A is 10% of the nominal amount of the Company’s equity share capital on the date before the Date of Grant, and B is the total nominal amount of the following:

	(i)	Shares allocated in respect of awards granted within the previous 10 years under any employee share scheme,

	(ii)	Shares remaining to be allocated in respect of awards granted on the same date or within the previous 10 years under any employee share scheme, and

	(iii)	Shares allocated on the same date or within the previous 10 years under any employee share scheme otherwise than in respect of an award.

14.4	5% in 10 years for discretionary schemes

The limit for this Rule is A minus B where A is 5% of the nominal amount of the Company’s equity share capital on the day before the Date of Grant, and B is the total nominal amount of the following:

	(i)	Shares allocated in respect of awards granted within the previous 10 years under any discretionary employee share scheme,

	(ii)	Shares remaining to be allocated in respect of awards granted on the same date or within the previous 10 years under any discretionary employee share scheme, and

	(iii)	Shares allocated on the same date or within the previous 10 years under any discretionary employee share scheme otherwise than in respect of an award.

14.5	Life of Plan

No SAR Awards may be granted more than 10 years after shareholders of the Company approve Part A of the Plan.

15.	NOTICES

15.1	To Eligible Employees and Participants

(A)	Any notice or document to be given any Eligible Employee or Participant may be given through normal internal communications or by personal delivery or by sending it by ordinary post to the individual’s last known address or by e-mail or other electronic transmission.

(B)	Where a notice or document is sent by post it shall be deemed to have been received 72 hours after it was put into the post properly addressed and stamped.

(C)	All notices and documents sent by post will be sent at the risk of the Eligible Employee or Participant concerned. Neither the Company nor any of its Subsidiaries nor the Trustee shall have any liability whatsoever to any Eligible Employee or Participant in respect of any notice or document sent, nor shall the Company or any of its Subsidiaries or the Trustee be concerned to see that any Eligible Employee or Participant actually receives it.

15.2	To the Company

Any notice or document given by an Eligible Employee or a Participant to the Company or the Committee shall be delivered or sent to the Company at its registered office, marked for the attention of the Company Secretary (or at such other place or places as the Committee may from time to time determine and notify to Eligible Employees and Participants) and be effective upon receipt. Notices may be sent by e-mail or other electronic transmission to such address as the Company may from time to time specify.

15.3	To the Trustee

Any notice or document given by an Eligible Employee or a Participant to the Trustee shall be delivered or sent to the Trustee, care of the Company at its registered office (or at such other place or places as the Trustee may from time to time determine and notify to Eligible Employees and Participants), and be effective upon receipt.

SCHEDULE

Performance Target

The following is a general description of the Performance Targets referred to in Rule 3.

(a)	The Performance Target will be based on relative Total Shareholder Return (“TSR”).

(b)	Where the Performance Target is imposed, vesting of a SAR Award will depend upon relative TSR performance against two comparator groups. Vesting of one-third of a SAR Award will depend upon the relative TSR performance of FTSE 100 constituents, excluding financial institutions. The vesting of the remaining two-thirds of a SAR Award will depend upon the relative TSR performance of a group of international companies from the pharmaceutical sector. Full vesting will occur where performance is at or above the upper quartile of the comparator groups.

(c)	The comparator group of international companies from the pharmaceutical sector will initially include the following companies:

Novo Nordisk, Schering AG, Serono, Altana, UCB, Lundbeck, Forest Labs, Altergan, Sepracor, Cephalon, Watson, Biovail, King, Valeant, Medicis, Kos.

The Committee has the power to amend this group of companies in accordance with Rule 3.4(C).

(d)	TSR performance will be measured using an averaging period of 3 months. In addition, the Committee will have regard to the same calculation using an averaging period of 6 months as part of a fairness review to ensure that vesting properly reflects underlying performance.

PART B – PERFORMANCE SHARE AWARDS

1.	INTERPRETATION AND CONSTRUCTION

1.1	Definitions

In this Plan, the following definitions apply:

(A)	“ADS” means an American Depositary Share representing Shares.

(B)	“Associated Company” means, in relation to the Company (i) any Company which has Control of the Company; and (ii) any company which is under the Control of the Company or any company referred to in (i)

(C)	The “Auditors” are the auditors for the time being of the Company or in the event of there being joint auditors, such one of them as the Board shall select.

(D)	The “Board” means the board of directors of the Company.

(E)	“Cause” means any reason which justifies a Participant’s summary dismissal.

(F)	The “Committee” means the Remuneration Committee of the Board or such other committee or committees of the Board as may be appointed from time to time.

(G)	The “Company” is Shire plc registered in England and Wales under No. 5492592.

(H)	“Conditions” has the meaning given in Rule 3.2(A) of Part B.

(I)	“Control” has the meaning given to it by section 840 of the Income and Corporation Taxes Act 1988.

(J)	The “Date of Grant” of an Award is the date on which it is granted.

(K)	A “Dealing Day” is a day on which the London Stock Exchange is open for the transaction of business.

(L)	“Eligible Employee” is any employee or salaried director of a member of the Group.

(M)	A “Financial Year” means a financial year of the Company as that expression is defined in section 742 of the Companies Act 1985.

(N)	“Grantor” means the Company where a PSP Award is, or is to be, granted by the Company and the Trustee where a PSP Award is, or is to be, granted by the Trustee.

(O)	“Grant Period” means any of the following:

(i)	the period of 42 days commencing on the day on which Part B of the Plan is adopted by the Company;

(ii)	the period of 42 days commencing on the day after that on which the Company makes an announcement of its results for the last preceding Financial Year, half-year or other period;

(iii)	when, or shortly after, an Eligible Employee first becomes employed by a member of the Group;

(iv)	when, or shortly after, an Eligible Employee is promoted to a position which qualifies him to receive a PSP Award or an increased level of PSP Award;

(v)	any other time where, in the discretion of the Committee, exceptional circumstances exist which justify the grant of PSP Awards.

(P)	The “Group” means the Company and its Subsidiaries and “member of the Group” is to be construed accordingly.

(Q)	The “London Stock Exchange” means the London Stock Exchange plc or any recognised investment exchange for the purposes of the Financial Services and Markets Act 2000 which may take over the function of the London Stock Exchange plc.

(R)	A “PSP Award” is an award to acquire Shares or ADSs granted under Rule 3 of Part B of the Plan.

(S)	“Part B” means Part B of the Plan under which PSP Awards can be granted.

(T)	A “Participant” is the holder of PSP Award or, where the context admits or requires, his personal representatives.

(U)	The “Performance Period” in respect of PSP Award is a period set by the Committee at or prior to grant of a PSP Award.

(V)	“Performance Target” means the measure of the financial or other performance of the Company applied in relation to any PSP Award in accordance with Rule 3.2(A) of Part B.

(W)	“Permitted Reason” in relation to a Participant:

(i)	his Retirement;

(ii)	his ill-health, injury or disability;

(iii)	his redundancy, within the meaning of the Employment Right Act 1996 or his job elimination due to restructuring or a signified diminution of duties;

(iv)	the company by which the Participant is employed ceasing to be a member of the Group; or

(v)	the business, or part of the business, in which the Participant works being transferred or sold to a person which is not a member of the Group.

(X)	The “Plan” means Parts A and B of this plan (and including the Schedules to the Rules) as from time to time amended.

(Y)	“Retirement” means

(i)	retirement on or after the Participant’s normal retirement date as specified in his contract of employment (or if there is no such date, his 65th birthday); or

(ii)	his retirement before that date with the consent of the Company.

(Z)	The “Rules” means the rules of this Plan.

(AA)	“Service Factor” means the fraction of which:

(i)	the numerator is the number of complete weeks in the relevant period (defined below) during which the Participant was employed (or would have been employed had he remained in employment throughout his notice period) within the Group (in any case where Rule 6 of Part B applies) or prior to the relevant date (in any case where Rule 8 of Part B applies; and

(ii)	the denominator is the total number of complete weeks in the relevant period;

and for these purposes, the relevant period is, as the Committee may decide, either the Performance Period or the period which starts with the Date of Grant and ends with the end of the Performance Period, but ignoring any provision in the Rules which deems the Performance Period to have ended earlier than it would otherwise have done but for those Rules. Where there is no Performance Period, the relevant period shall be the period which starts with the Date of Grant and ends with the expected Vesting Date.

(BB)	“Shares” means fully-paid ordinary shares in the capital of the Company.

(CC)	“Subsidiary” has the meaning given to it by section 736 of the Companies Act 1985.

(DD)	The “Trust” means any trust for the benefit of, inter alia, employees of the Group from time to time designated by the Committee.

(EE)	The “Trustee” means the trustee or trustees for the time being of the Trust or, if there is more than one, the trustee or trustees of the Trust nominated by the Committee.

(FF)	“UK Listing Authority” means the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part 6 of the Financial Services and Markets Act 2000 or such other person as is from time to time appointed to be the competent authority for the purposes of that Act.

(GG)	“Unvested PSP Award” means any PSP Award or (as the case may be) that part of a PSP Award which is not a Vested PSP Award.

(HH)	“Vested PSP Award” means, subject to the Rules, a PSP Award, or (as the case may be) that part of a PSP Award which has vested in accordance with Rule 5.2 or otherwise of Part B.

(II)	“Vesting Date” means in relation to any PSP Award, the date on which such PSP Award vests.

1.2	Meaning of ceasing to be employed within the Group

(A)	For the purposes of Part B of the Rules, but subject to (B), a Participant is to be treated as ceasing to be employed within the Group when he is no longer employed by any company which is a member of the Group. For the avoidance of doubt, a Participant will cease to be employed by a member of the Group if the company by which he is employed ceases to be a member of the Group.

(B)	If a Participant is away from work:

(i)	in circumstances where he has a contractual or statutory right to return to work at the end of the period of leave; or

(ii)	because of a period of leave approved by the Committee for this purpose,

that Participant will be treated for the purposes of Part B of the Rules as continuing to be employed within the Group (whether or not he is) unless and until the Committee is satisfied that there is no longer any reasonable expectation that the Participant will return to work.

1.3	Construction

(A)	Where the context so admits, any reference in Part B of the Plan to the singular includes the plural and vice versa.

(B)	Where the context so admits, any reference in Part B of the Plan to the masculine includes the feminine.

(C)	Any reference in Part B of the Plan to an enactment includes the enactment as for the time being amended or re-enacted.

(D)	The headings to the Rules are for reference purposes only and shall not affect the meaning or construction of the Rules.

1.4	Governing law

Part B of the Plan and any PSP Award granted under it is governed by, and is to be construed in accordance with, English law.

1.5	Administration

Unless the Rules say otherwise, the Committee will administer Part B of the Plan.

1.6	Disputes

The Committee’s decision on the construction of Part B of the Rules and on any disputes arising under Part B of the Plan is final and binding on all persons.

2.	ELIGIBILITY

2.1	The persons who are eligible to receive PSP Awards are such Eligible Employees as are selected by the Committee, in its discretion, to participate in the Plan.

3.	GRANT OF PSP AWARDS

3.1	Operation of Part B of the Plan

(A)	The Committee shall decide whether or not to operate Part B of the Plan on any occasion and whether PSP Awards should be made by the Company or by the Trustee.

(B)	All PSP Awards must be granted during the Grant Period.

(C)	The Committee must ensure that the limits in Rule 4 and 14 are not exceeded.

(D)	The Committee shall ensure that Part B of the Plan is not operated at any time, or in any circumstances, when to do so would contravene the provisions of the Criminal Justice Act 1993, the Company’s share dealing code, the Listing Rules of the UK Listing Authority or any other applicable laws or regulations.

(E)	No PSP Award shall be granted more than ten years after the date that Part B of the Plan is adopted by the Company.

(F)	PSP Awards granted under Part B of the Plan will not be pensionable.

3.2	Grant of PSP Awards

	(A)	The Committee shall have absolute discretion to determine whether conditions shall apply before a PSP Award may vest. Where the Committee determines that conditions shall apply, those conditions shall include:

(i) a measure or measures of the financial or other performance of the Group (the “Performance Target”); and

(ii) such additional conditions (if any) as the Committee may determine,

together the “Conditions”).

Details of the Conditions, as initially adopted, are set out in the schedule to Part B of these Rules and the Conditions set out in this schedule shall apply where the Committee does not specify any alternative Conditions.

	(B)	If PSP Awards are to be granted by the Company and the Committee determines that Conditions should apply to such PSP Award, the Company will grant a PSP Award to each relevant Eligible Employee on such Conditions.

	(C)	If PSP Awards are to be granted by the Trustee, the Committee must notify the Trustee of:

(i) the Eligible Employees whom it recommends be granted PSP Awards; and

(ii) the Conditions which the Committee recommends should be attached to PSP Awards and the applicable Performance Period (where applicable),

and, if the Trustee agrees to Part B of the Plan being operated in relation to that period and those individuals, the Trustee will grant a PSP Award to each such Eligible Employee on such terms.

	(D)	Each Eligible Employee who receives a PSP Award will be given written notice of the PSP Award and of any Conditions applying to that PSP Award.

3.3	Shares or ADSs comprised in a PSP Award

Participants shall be notified as to whether the PSP Awards they receive are to be in respect of Shares or ADSs. Participants resident in the US will be granted PSP Awards in respect of ADSs whereas other Participants will be granted PSP Awards in respect of Shares.

3.4	Adjustment of Performance Targets

(A)	In the circumstances mentioned in Rule 3.4(E), the Committee may change or waive the Performance Target and/or the additional Conditions (if any) imposed under Rule 3.2(A).

(B)	The power to change includes both the power to adjust and also the power to impose a replacement Performance Target and/or replacement additional Conditions and to amend the companies in any comparator group.

(C)	The Committee's power is, however, restricted in that the change must not have the effect of making the Performance Target or the additional Conditions either materially easier or materially more difficult to achieve, in the opinion of the Committee, than it was or they were immediately before the circumstance in question.

(D)	Where the Grantor exercises its power to waive the Performance Target or the additional Conditions, the Grantor is not required to impose a replacement Performance Target and/or replacement additional Conditions.

(E)	The circumstances are:

(i) any variation of the Company’s capital,

(ii) such circumstances as were specified when the PSP Award was granted, and

(iii) any event or events as a result of which the Committee considers it fair and reasonable to change or waive the Performance Target and/or the additional Conditions.

(F)	In any case where the Grantor is the Trustee, the Committee must tell the Trustee before setting or changing or waiving the Performance Target or other Conditions.

3.5	Adjustment for dividends

(A)	When a PSP Award vests, the number of Shares or ADSs which are issued or transferred to the Participant in satisfaction of the PSP Award will be increased in accordance with Rule 3.5(B), to reflect the dividends paid by the Company in the period from the Date of Grant to the Vesting Date.

(B)	The number of Shares or ADSs transferred to a Participant in accordance with Rule 8 of Part B upon the vesting of a PSP Award will be increased by assuming that the dividends that would have been paid on those Shares or ADSs which vest (had the Participant been the owner of them) would have been reinvested in accordance with the Company’s dividend reinvestment programme (if any) or on such other basis as the Committee may decide.

3.6	Deed of grant for PSP Awards

There shall be no consideration for the grant of a PSP Award. On the Date of Grant, the Grantor must execute a deed of grant in favour of each recipient of a PSP Award. The deed of grant may be in favour of more than one recipient. If so, it will be retained by the Grantor but the Grantor must make it (or the relevant part of it) available for inspection by each recipient. As soon as practicable after the Date of Grant, the Company must procure that each recipient is given written details of his PSP Award. The deed of grant and the written details given to each recipient must state the full terms of the Performance Target (if any) and any other Conditions applicable to the PSP Award.

4.	INDIVIDUAL LIMIT

	(A)	Except in circumstances determined by the Committee to be exceptional, each PSP Award must be limited and must therefore take effect, so that the total market value (see (B)) of the Shares or ADS, as the case may be, under a PSP Award, in respect of each Participant does not exceed four times the individual’s pay (see (C)) annually.

	(B)	The market value of a Share is to be determined at the Date of Grant of that PSP Award and is the closing middle-market quotation of a Share, as derived from the Daily Official List of the Stock Exchange, for the Grant Date and the market value of an ADS is to be determined at the Date of Grant of that Award and is the closing mid- market price at which transactions in ADS take place on the NASDAQ on that date.

	(C)	The pay of a Participant on any date is the annual rate of his basic pay (excluding bonuses, commissions and benefits in kind) from all members of the Group on that date.

5.	VESTING OF PSP AWARDS

5.1	General

The number of Shares or ADSs in respect of which a PSP Award vests and to which the Participant will consequently become entitled is to be determined by the Committee (with the consent of the Trustee, if the Trustee is the Grantor) in accordance with the following provisions of this Rule 5.

5.2	Vesting of Awards

(A)	Subject to Rule 5.2(B) PSP Awards will vest on the:

	(i)	third anniversary of the Date of Grant in the case of Participants who hold PSP which are not subject to a Performance Target and/or Conditions; and

	(ii)	third anniversary of the Date of Grant or the date on which the Committee determines that the Performance Target and any other Conditions imposed under Rule 3.2(A) have been satisfied and that, in the opinion of the Committee, the underlying performance of the Company is sufficient to justify the vesting of a PSP Award in the case of Participants who hold PSP Awards which are subject to a Performance Target and/or Conditions, if later, unless they have previously lapsed in accordance with the Rules of the Plan. In the case of PSP Awards which are subject to a Performance Target and/or Conditions, if the Performance Target or any other Conditions are not met or if the Committee determines that the underlying performance of the Company is not sufficient to justify vesting, the PSP Awards will lapse.

(B)	If the Participant’s PSP Award does not vest, or does not vest in full, then the PSP Award or, as the case may be, the unvested portion of it, shall lapse.

5.3	Notification to Participant

The Committee shall notify Participants as soon as reasonably practicable of the percentage (if any) of a PSP Award which has vested.

5.4	Share Dealing Code

(A)	At any time when the buying or selling of securities by a director or employee of the Company would breach the Company’s code of practice on dealings in shares and other securities, the vesting of a PSP Award may not occur.

(B)	The restriction in (A) applies even if the Participant is not at that time forbidden by the code from buying or selling securities. The restriction does not, however, apply if permission is given:

(i)	in the case of a Participant who is bound by that code, in accordance with the procedures laid down in the code; or

(ii)	in the case of any other Participant, by such person as the Committee may nominate for this purpose.

6.	RESTRICTIONS UPON VESTING

6.1	General

This Rule 6 overrides the other Rules in this Part B.

6.2	Lapsing of PSP Awards

If a PSP Award lapses under any Rule, it will lapse for all purposes and will not vest.

6.3	Cessation of employment - general

(A)	Unless any of the following provisions apply, if a Participant’s employment within the Group ends for any reason whatsoever, his PSP Award will lapse on the date on which his employment ends, unless the Committee determines otherwise in its absolute discretion.

(B)	If all of the following conditions are satisfied:

(i)	a Participant ceases to be employed within the Group;

(ii)	but for this Rule, his PSP Award would lapse (in whole or in part) on his employment ending; and

(iii)	under the laws of the country in which the Participant works or lives or to which he is subject, such lapsing is unlawful or may render the Participant’s employer liable to some disadvantage,

the Committee may take such action as it considers appropriate (to the minimum extent necessary to comply with those laws or to ensure that the employer is not liable to that disadvantage) including (without limitation) deciding that the PSP Award will become a Vested PSP Award.

6.4	Cessation of Employment – Unvested PSP Awards

(A)	This Rule applies if a Participant’s employment within the Group ends at a time when he holds an Unvested PSP Award and his employment ends:

	(i)	for a Permitted Reason; or

	(ii)	for any reason other than a Permitted Reason or death and the Committee, in its absolute discretion, decides that this Rule will apply in relation to that PSP Award.

(B)	Subject to (C) and (D), the Participant’s PSP Award shall become a Vested PSP Award (if at all) in respect of the number of Shares of ADSs determined in accordance with Rule 5.1 by applying that Rule, as the Committee may decide, either:

	(i)	in the case of PSP Awards with a Performance Target and/or Conditions by deeming the Performance Period to have ended on the date on which the Participant’s employment ends or on some other date before the end of the Performance Period; or

	(ii)	in respect of PSP Awards where there is no Performance Target or other Conditions, at the date on which the Participant’s employment ends.

If, and to the extent that a PSP Award does not become a Vested PSP Award, it will lapse.

(C)	Where a Participant's employment within the Group ends by reason of his Retirement at his scheduled retirement age and this occurs within six months of the Date of Grant, his PSP Award will not become a Vested PSP Award and will lapse.

(D)	The number of Shares or ADSs in respect of which the PSP Award may become a Vested PSP Award will be reduced by the Service Factor, unless the Committee, in its absolute discretion, determines otherwise.

(E)	Where a PSP Award becomes a Vested PSP Award, Shares or ADSs will be transferred to the Participant in accordance with Rule 9.

6.5	Death of a Participant

(A)	If a Participant dies holding an Unvested PSP Award, the PSP Award will become a Vested PSP Award on the date of death and the number of Shares or ADSs in respect of which the PSP Award may become a Vested PSP Award will be reduced by the Service Factor, unless the Committee, in its absolute discretion, determines otherwise.

(B)	In respect of PSP Awards with a Performance Target and/or Conditions, they will cease to apply upon the death of a Participant.

(C)	Where a PSP Award becomes a Vested PSP Award, Shares or ADSs will be transferred to the Participant in accordance with Rule 9.

(D)	If, and to the extent that a SAR Award does not became a Vested SAR Award, it will lapse.

7.	LAPSE OF PSP AWARDS

Awards shall lapse upon the occurrence of the earliest of the following events:

(i)	except to the extent that it has vested, on the day immediately after the third anniversary of the Date of Grant or if applicable the later of such date and the date on which the Committee confirms that any Performance Target and/or Conditions have or have not been met;

(ii)	in accordance with Rule 5.2;

(iii)	the expiry of any of the periods specified in Rule 6;

(iv)	in accordance with Rule 8.

8.	CHANGE IN CONTROL AND LIQUIDATION

8.1	General Offer

Subject to Rule 8.2, if any person obtains Control of the Company as a result of making either:

(i)	a general offer to acquire the whole of the issued ordinary share capital of the Company (which is made on a condition that if it is satisfied the person making the offer will have Control of the Company); or

(ii)	a general offer to acquire all the shares in the Company which are of the same class as the Shares,

then, subject to Rules 8.6 and 8.7, all PSP Awards will vest in accordance with Rule 8.5.

For the purposes of this Rule 8.1, a person shall be deemed to have obtained Control of the Company if he and others acting in concert with him have together obtained Control of it.

8.2	Section 429 Companies Act 1985

If any person becomes bound or entitled to acquire Shares in the Company under sections 428 to 430F Companies Act 1985 then, subject to Rules 8.6 and 8.7, all PSP Awards will vest in accordance with Rule 8.5.

8.3	Section 425 Companies Act 1985

If under section 425 of the Companies Act 1985 the court sanctions a compromise or arrangement between the Company and its members then, subject to Rules 8.6 and 8.7, all PSP Awards will vest in accordance with Rule 8.5.

8.4	Winding-up

All PSP Awards will lapse when an effective resolution is passed or an order is made for the winding-up of the Company, unless the Committee determines otherwise.

8.5	Vesting of PSP Awards

(A)	In the circumstances referred to in Rules 8.1 to 8.3, if the Participant has an Unvested PSP Award, then it will become a Vested PSP Award (if at all) and subject to Rule 8.5(B) as follows:

(i)	where one year or less has elapsed since the Date of Grant, in respect of one- third of the number of Shares or ADSs subject to the PSP Award; or

(ii)	where between one and two years have elapsed since the Date of Grant, in respect of two-thirds of the number of Shares or ADSs subject to the PSP Award; or

(iii)	where between two and three years have elapsed since the Date of Grant, in respect of the full number of Shares or ADSs subject to the PSP Award.

(B)	In respect of PSP Awards with a Performance Target and/or Conditions, unless the Committee in its absolute discretion determines otherwise, the PSP Award shall only become a Vested PSP Award to the extent that the Committee determines that the Performance Target and any other Conditions imposed under Rule 3.2(A) of Part B have been satisfied by deeming the Performance Period to have ended on the date of the event referred to in Rules 8.1 to 8.3.

(C)	To the extent that a PSP Award does not become a Vested PSP Award in accordance with this Rule 8.5, subject to Rule 8.6, it shall lapse.

8.6	Exchange of PSP Awards

(A)	In the circumstances referred to in Rules 8.1 to 8.3, if a company obtains Control of the Company, a Participant may, within the Relevant Period, release his PSP Award (the old award) in consideration of the grant to him of an award over shares in the acquiring company or a member of the acquiring company’s group (the new award), but only to the extent that any Performance Target and/or Conditions have been satisfied.

(B)	In this Rule 8.6 “Relevant Period” means:

(i)	in a case falling within Rule 8.1, six months beginning with the time when the acquiring company obtains Control of the Company and any condition subject to which the offer is made is satisfied or waived;

(ii)	in a case falling within Rule 8.2, the period during which the acquiring company remains so bound or entitled; and

(iii)	in a case falling within Rule 8.3, six months beginning with the time when the court sanctions the compromise or arrangement.

(C)	If a Participant is granted a new award under Rule 8.6:

(i)	the new award will vest in the same way as the old award and will vest on the first date on which the old award could have become a Vested PSP Award;

(ii)	the Rules will apply to the new award as if references to Shares were references to the shares in respect of which the new award is granted;

(iii)	the Rules will apply to the new award as if references to the Company (including any such references as occur in expressions which are defined in Rule 1.1 and are used in those Rules) were references to the company in respect of whose shares the new award is granted;

(iv)	the Rules will otherwise apply with such adjustments as the Committee may decide; and

(v)	as the old award has been exchanged for a new award only to the extent that any Performance Target and/or Conditions have been satisfied, the Performance Target and/or Conditions will not apply to the new award unless the Committee determines otherwise.

(D)	If a Participant’s old award is an Unvested PSP Award, the Committee may determine that the Participant will be deemed to have agreed to the release of his old award in return for the grant of a new award under Rule 8.6.

(E)	Where this Rule 8.6 applies and a Participant agrees to exchange his PSP Award for an award over shares in the acquiring company (or a member of the acquiring company’s group), his PSP Award shall not vest.

8.7	Overriding Provision

If:

(i)	there occurs an arrangement as a result of which the Company will be under the Control of another company; and

(ii)	the persons who will own shares in the acquiring company immediately after the arrangement will be substantially the same as the persons who own shares in theCompany immediately before the arrangement, and

(iii)	Participants are to be offered replacement awards which satisfy the requirements for a new award set out in Rule 8.6,

then, notwithstanding the previous provisions of this Rule 8, Unvested PSP Awards shall not become Vested PSP Awards as provided for in this Rule 8. To the extent that Participants do not agree to exchange their old awards for new awards, they will lapse unless the Committee determines otherwise in its absolute discretion.

9.	PROCEDURE ON VESTING

9.1	Issue or Transfer of Shares

(A)	Subject to (C) below, within 30 days of the date on which a PSP Award vests the Company shall:

(i)	issue, re-issue from treasury or procure the transfer of; or

(ii)	(where the PSP Award was granted by the Trustee), the Trustee will transfer,

to the Participant (or at the Participant’s direction) the number of Shares which have vested. In the case of an award over ADSs, the Company must arrange for the ADSs, and the American Depositary Receipts evidencing the ADSs, to be transferred to the Participant or to someone else chosen by the Participant.

(B)	This obligation is, however, subject to Rules 9.2 and 9.3.

(C)	It is also subject to obtaining such consents or approvals as may be required by any competent authority under regulations or enactments for the time being in force and, in the case of ADSs, to the provisions of the deposit arrangement between the company and the depositary bank for the Company’s ADS programme. It is the responsibility of the Participant to obtain such consents and approvals.

(D)	Any stamp duty payable on the transfer of Shares under a PSP Award shall be paid by the Company.

9.2	Withholding obligations

(A)	This Rule 9.2 applies if a Participant is liable to tax, duties or other amounts on the vesting of a PSP Award and the Participant’s employer or former employer is liable to make a payment to the appropriate authorities on account of that liability.

(B)	Where a PSP Award has vested either the Company or the Trustee will sell on behalf of the Participant sufficient of the Shares or ADSs which would otherwise be issued or transferred to the Participant on that vesting so that the net proceeds of sale equal the minimum payment which the employer or former employer is required to pay to the appropriate authorities on behalf of the Participant. Where such Shares or ADSs are sold by the Trustee, the Trustee will account to the employer or former employer for the net proceeds of sale. The Company will procure that an amount equal to those net proceeds is remitted to the appropriate authorities on behalf of the Participant.

(C)	Rule 9.2(B) shall not apply, where it is not possible for the Company or the Trustee to act in this way. In these circumstances, the Participant must make alternative arrangements for the payment of an amount due on the vesting of the PSP Award to the satisfaction of the Participant’s employer or former employer.

(D)	The Company or Trustee need not sell the Shares or ADSs referred to in Rule 9.2(B) in whole or in part and may either not issue such Shares or may retain them as assets of the Trust provided that an amount equal to the payment required to be made to the appropriate authorities is made by the Company or is accounted for by the Trustee to the employer or former employer, derived from the other assets of the Company or the Trustee, as the case may be.

9.3	Provision of Shares

(A)	If and to the extent that a PSP Award granted by the Trustee vests in accordance with the Rules and:

(i)	the Trustee is unable to transfer Shares or ADSs to the Participant, whether due to it holding insufficient Shares or ADSs or other assets to enable it to meet such Award or otherwise; or

(ii)	any such transfer would be unlawful in any relevant jurisdiction; or

(iii)	in making such a transfer the Trustee would be in breach of its duties under the Trust,

the obligations of the Trustee under the Plan and the PSP Award shall lapse.

(B)	If the obligations of the Trustee so lapse, the Company shall procure that any Shares or ADSs not so transferred by the Trustee to which the Participant is entitled under the Rules (ignoring Rule 9.3(A)) (or an amount equal to the proceeds of the sale of such number of Shares) are issued by the Company or transferred to the relevant Participant, either by the Trustee or by some other person, as soon as reasonably practicable.

10.	NON-TRANSFERABILITY OF PSP AWARDS

(A)	A PSP Award is personal to the Participant and the Participant’s personal representatives.

(B)	If a Participant transfers, assigns, charges, encumbers or otherwise alienates a PSP Award or creates in favour of any third party any interest therein or, in any case, attempts so to do, or a bankruptcy order is made in respect of the Participant (or any similar event occurs under the laws of any other country), the PSP Award shall lapse.

11.	LOSS OF OFFICE

(A)	The participation in Part B of the Plan by a Participant is a matter entirely separate from, and shall not affect, the Participant’s pension rights and terms of employment.

(B)	In particular (but without limitation), if a Participant for any reason whatsoever ceases to be employed by a member of the Group (whether or not such cessation involves breach, or alleged breach, of contract by the Company) or to be entitled to receive a PSP Award or Vested PSP Award, the Participant is not entitled to any rights or benefits under the Plan save as specifically provided elsewhere in these Rules and is not entitled to any compensation by reference to the rights granted to, or the benefits capable of being received by, the Participant under Part B of this Plan or for any loss or diminution in value in such rights or benefits.

12.	VARIATION OF CAPITAL

12.1	General

This Rule 12 applies if there is a variation in the share capital of the Company or in such other circumstances as the Committee considers appropriate.

12.2	Adjustment of Awards

(A)	Subject to the rest of this Rule 12, the Committee shall adjust each PSP Award in such manner as it decides to be appropriate, with the consent of the Trustee where the Grantor is the Trustee. The Committee’s decision will be final.

(B)	For the avoidance of doubt, the Committee may make such adjustments to a PSP Award which has vested but in respect of which Shares or ADSs have not yet been issued or transferred.

(C)	The Committee’s decision shall be final and binding on each Participant.

12.3	Notification of adjustment

The Grantor must notify each Participant of any adjustment to a PSP Award as soon as practicable after the decision.

13.	GENERAL

13.1	Administration

	(A)	Save as otherwise provided in the Rules of Part B, the Committee shall administer Part B of the Plan.

	(B)	The Committee may from time to time make and amend such regulations for the implementation and administration of Part B of the Plan as it thinks fit.

13.2	Costs and expenses

The costs of the preparation and operation of Part B of the Plan shall be borne by the Company and the Subsidiaries in such proportions as the Committee from time to time determines.

13.3	Power of amendment

(A)	The Committee may at any time and from time to time amend Part B of the Plan in any respect provided that:

(i)	subject to Rule 13.3(B), no amendment may be made to the advantage of Eligible Employees or Participants to any provision of the Rules without the prior approval of the Company in general meeting; and

(ii)	no amendment shall be made which would affect adversely any of the subsisting rights of a Participant except either with the Participant’s consent in writing or the consent of the majority of the Participants affected by the amendment or addition.

(B)	Notwithstanding the limitation contained in Rule 13.3(A), the Committee may without the prior approval of the Company in general meeting:

(i)	amend Part B of the Plan in order to take account of any amendments to any applicable legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or any member of the Group; or

(ii)	make minor amendments to Part B of the Plan to benefit its administration.

(C)	The Committee must give written notice to all Participants of any amendment made in accordance with this Rule 13.3 which affects their rights in any material respect.

13.4	Sub plans

In exercising its powers of amendment, the Committee may create sub plans and schedules to Part B of the Plan, as necessary, so as to be able to operate the Plan in jurisdictions other than the United Kingdom.

13.5	Termination

The Committee may at any time suspend or terminate the operation of Part B of the Plan and in such event no further PSP Awards will be made for the time being or, as the case may be, permanently but in all other respects the provisions of Part B of the Plan shall remain in force.

14.	PLAN LIMITS

14.1	General

The Committee must make sure that the nominal amount of Shares in respect of which PSP Awards are granted on any date does not exceed either of the limits set out in Rule 14.3 or 14.4.

14.2	Meaning of terms used in Rule 14

In this Rule 14:

(i)	allocate means the issue of new Shares or the transfer of treasury shares in satisfaction of a person’s rights under an award;

(ii)	an award means any option or other right to acquire or receive Shares whether conditional or unconditional and whether or not for payment;

(iii)	a discretionary scheme is a scheme in which those taking part are senior employees and directors chosen at the discretion of the body administering the scheme;

(iv)	an employee share scheme means any scheme for employees of the Group which has been approved by the Company in general meeting;

(v)	equity share capital has the same meaning as in section 744 of the Companies Act 1985 but, for the avoidance of doubt, will include any treasury shares;

(vi)	no account will be taken of Shares acquired by an employee or former employee (or the personal representatives of such a person) where the Shares are acquired for a price equal to their market value at or about the date of acquisition and the cost of those Shares is borne by the employee or former employee (or his estate);

(vii)	subject to (viii), no account will be taken of an award if, and to the extent that, the Committee considers that it will be satisfied by the transfer of existing Shares other than treasury shares; and

(viii)	any Shares allocated to the trustee of any trust which were used to satisfy awards granted under an employee share scheme must be treated as having been allocated in respect of those awards unless the Shares were acquired by the trustee pursuant to a rights issue or other opportunity offered to the trustee in respect of Shares other than Shares previously allocated to it.

14.3	10% in 10 years for all schemes

The limit for this Rule is A minus B where A is 10% of the nominal amount of the Company’s equity share capital on the date before the Date of Grant, and B is the total nominal amount of the following:

(i)	Shares allocated in respect of awards granted within the previous 10 years under any employee share scheme,

(ii)	Shares remaining to be allocated in respect of awards granted on the same date or within the previous 10 years under any employee share scheme, and

(iii)	Shares allocated on the same date or within the previous 10 years under any employee share scheme otherwise than in respect of an award.

14.4	5% in 10 years for discretionary schemes

The limit for this Rule is A minus B where A is 5% of the nominal amount of the Company’s equity share capital on the day before the Date of Grant, and B is the total nominal amount of the following:

(i)	Shares allocated in respect of awards granted within the previous 10 years under any discretionary employee share scheme,

(ii)	Shares remaining to be allocated in respect of awards granted on the same date or within the previous 10 years under any discretionary employee share scheme, and

(iii)	Shares allocated on the same date or within the previous 10 years under any discretionary employee share scheme otherwise than in respect of an award.

14.5	Life of Plan

No PSP Awards may be granted more than 10 years after shareholders of the Company approve Part B of the Plan.

15.	NOTICES

15.1	To Eligible Employees and Participants

(A)	Any notice or document to be given any Eligible Employee or Participant may be given through normal internal communications or by personal delivery or by sending it by ordinary post to the individual’s last known address or by e-mail or other electronic transmission.

(B)	Where a notice or document is sent by post it shall be deemed to have been received 72 hours after it was put into the post properly addressed and stamped.

(C)	All notices and documents sent by post will be sent at the risk of the Eligible Employee or Participant concerned. Neither the Company nor any of its Subsidiaries nor the Trustee shall have any liability whatsoever to any Eligible Employee or Participant in respect of any notice or document sent, nor shall the Company or any of its Subsidiaries or the Trustee be concerned to see that any Eligible Employee or Participant actually receives it.

15.2	To the Company

Any notice or document given by an Eligible Employee or a Participant to the Company or the Committee shall be delivered or sent to the Company at its registered office, marked for the attention of the Company Secretary (or at such other place or places as the Committee may from time to time determine and notify to Eligible Employees and Participants) and be effective upon receipt. Notices may be sent by e-mail or other electronic transmission to such address as the Company may from time to time specify.

15.3	To the Trustee

Any notice or document given by an Eligible Employee or a Participant to the Trustee shall be delivered or sent to the Trustee, care of the Company at its registered office (or at such other place or places as the Trustee may from time to time determine and notify to Eligible Employees and Participants), and be effective upon receipt.

SCHEDULE

Performance Target

The following is a general description of the Performance Targets referred to in Rule 3.

(a)	The Performance Target will be based on relative Total Shareholder Return (“TSR”).

(b)	Where the Performance Target is imposed, vesting of a PSP Award will depend upon relative TSR performance against two comparator groups. Vesting of one-third of a PSP Award will depend upon the relative TSR performance of FTSE 100 constituents, excluding financial institutions. The vesting of the remaining two-thirds of a PSP Award will depend upon the relative TSR performance of a group of international companies from the pharmaceutical sector. Full vesting will occur where performance is at or above the upper quartile of the comparator groups.

(c)	The comparator group of international companies from the pharmaceutical sector will initially include the following companies:

Novo Nordisk, Schering AG, Serono, Altana, UCB, Lundbeck, Forest Labs, Altergan, Sepracor, Cephalon, Watson, Biovail, King, Valeant, Medicis, Kos.

The Committee has the power to amend this group of companies in accordance with Rule 3.4(C).

(d)	TSR performance will be measured using an averaging period of 3 months. In addition, the Committee will have regard to the same calculation using an averaging period of 6 months as part of a fairness review to ensure that vesting properly reflects underlying performance.

THE RULES OF THE SHIRE PLC PORTFOLIO SHARE PLAN

	6.1	Exercise of SAR Awards	10

	6.2	Share Dealing Code	10

	6.3	Issue or Transfer of Shares on exercise of a Vested SAR Award	11

7.	RESTRICTIONS UPON VESTING		12

	7.1	General	12

	7.2	Lapsing of SAR Awards	12

	7.3	Cessation of employment - general	12

	7.4	Cessation of employment - Vested SAR Awards	13

	7.5	Cessation of employment – Unvested SAR Awards	13

	7.6	Death of a Participant	14

8.	LAPSE OF SAR AWARDS		14

9.	CHANGE IN CONTROL AND LIQUIDATION		15

	9.1	General Offer	15

	9.2	Section 429 Companies Act 1985	15

	9.3	Section 425 Companies Act 1985	15

	9.4	Winding-up	15

	9.5	Vesting of SAR Awards	15

	9.6	Exchange of SAR Awards	16

	9.7	Overriding Provision	17

10.	NON-TRANSFERABILITY OF SAR AWARDS		18

11.	LOSS OF OFFICE		18

12.	VARIATION OF CAPITAL		18

	12.1	General	18

	12.2	Adjustment of SAR Awards	19

	12.3	Notification of adjustment	19

13.	GENERAL		19

	13.1	Administration	19

	13.2	Costs and expenses	19

	13.3	Power of amendment	19

	13.4	Sub plans	20

	13.5	Termination	20

14.	PLAN LIMITS		20

	14.1	General	20

	14.2	Meaning of terms used in Rule 14	20

	14.3	10% in 10 years for all schemes	21

	14.4	5% in 10 years for discretionary schemes	21

	14.5	Life of Plan	22

15.	NOTICES		22

	15.1	To Eligible Employees and Participants	22

	15.2	To the Company	22

	15.3	To the Trustee	23

PART B – PERFORMANCE SHARE AWARDS			25

1.	INTERPRETATION AND CONSTRUCTION		25

	1.1	Definitions	25

	1.2	Meaning of ceasing to be employed within the Group	28

	1.3	Construction	28

	1.4	Governing law	29

	1.5	Administration	29

	1.6	Disputes	29

2.	ELIGIBILITY		29

3.	GRANT OF PSP AWARDS		29

	3.1	Operation of Part B of the Plan	29

	3.2	Grant of PSP Awards	30

	3.3	Shares or ADSs comprised in a PSP Award	30

	3.4	Adjustment of Performance Targets	31

	3.5	Adjustment for dividends	31

	3.6	Deed of grant for PSP Awards	32

4.	INDIVIDUAL LIMIT		32

5.	VESTING OF PSP AWARDS		32

	5.1	General	32

	5.2	Vesting of Awards	32

	5.3	Notification to Participant	33

	5.4	Share Dealing Code	33

6.	RESTRICTIONS UPON VESTING		33

	6.1	General	33

	6.2	Lapsing of PSP Awards	33

	6.3	Cessation of employment - general	34

	6.4	Cessation of Employment – Unvested PSP Awards	34

	6.5	Death of a Participant	35

7.	LAPSE OF PSP AWARDS		35

8.	CHANGE IN CONTROL AND LIQUIDATION		36

	8.1	General Offer	36

	8.2	Section 429 Companies Act 1985	36

	8.3	Section 425 Companies Act 1985	36

	8.4	Winding-up	36

	8.5	Vesting of PSP Awards	36

	8.6	Exchange of PSP Awards	37

	8.7	Overriding Provision	38

9.	PROCEDURE ON VESTING		38

	9.1	Issue or Transfer of Shares	38

	9.2	Withholding obligations	39

	9.3	Provision of Shares	40

10.	NON-TRANSFERABILITY OF PSP AWARDS		40

11.	LOSS OF OFFICE		40

12.	VARIATION OF CAPITAL		41

	12.1	General	41

	12.2	Adjustment of Awards	41

	12.3	Notification of adjustment	41

13.	GENERAL		41

	13.1	Administration	41

	13.2	Costs and expenses	41

	13.3	Power of amendment	41

	13.4	Sub plans	42

	13.5	Termination	42

14.	PLAN LIMITS		42

	14.1	General	42

	14.2	Meaning of terms used in Rule 14	42

	14.3	10% in 10 years for all schemes	43

	14.4	5% in 10 years for discretionary schemes	44

	14.4	Life of Plan	44

15.	NOTICES		44

	15.1	To Eligible Employees and Participants	44

	14.5	To the Company	44

	14.6	To the Trustee	45